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                                  EXHIBIT 10.1


                                 NCO GROUP, INC.

         Amendment No.1 to Amended and Restated Stock Option Plan (1996)
         ---------------------------------------------------------------

    WHEREAS, the following amendments to the Amended and Restated Stock Option Plan (1996) (the "1996 Plan") have been approved by the Board of Directors and shareholders of NCO Group, Inc. (the "Company");

    Now, therefore, the 1996 Plan is hereby amended as follows:

    1. Increase In Authorized Shares. The 1996 Plan is amended by amending and restating the first sentence of Section 2 of the 1996 Plan to read hereinafter as follows:

                  "2,717,422 shares of the Company's Common Stock shall be the aggregate number of shares which may be issued under this Plan."

    2. Delegation of Certain Authority to President. The 1996 Plan is amended by adding a new paragraph (c) to Section 4 of the 1996 Plan as follows:

    "(c) The Compensation Committee shall have the authority to delegate to the President of the Company its duties, powers and authority under the 1996 Plan subject to such conditions or limitations as the Compensation Committee may establish; provided, however, that no such delegation shall be made with respect to participants who are subject to Section 16 of the Securities and Exchange Act of 1934. The purpose of this paragraph (c) is to permit flexibility and ease of administration with respect to the 1996 Plan as it relates to non- executive officers and employees of the Company and its subsidiaries."

                  3. Continuation of 1996 Plan. Except as set forth above, the 1996 Plan shall continue in full force and effect in accordance with its terms.

    Witness the due execution hereof as of May 26, 1999.

                                      NCO GROUP, INC.

                                      By: /s/ Michael J. Barrist
                                         -------------------------------
                                      print name: Michael J. Barrist
                                      print title: Chairman of the Board,
                                                   President and
                                                   Chief Executive Officer





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